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                                                                    Exhibit 10.3

                               Online Films, LLC
                         c/o Internetstudios.com, Inc.
                              1351 Fourth Street
                                   Suite 227
                        Santa Monica, California 90401


                               November 12, 1999


Mediachase, Ltd.
8286 Santa Monica Boulevard
West Hollywood, California 90046

Ladies and Gentlemen:

          Reference is hereby made to the Deal Memo, dated September 9, 1999, between Mediachase, Ltd. ("Mediachase") and Online Films, LLC ("Online") regarding two potential joint ventures known as ReporterTV.com and StudioBuzz.com (the "Deal Memo"). The parties have been unable to conclude the negotiation of the potential transaction contemplated in the Deal Memo or the documentation of the "Definitive Agreements" (as defined in the Deal Memo) as of the date hereof and agree that they will be unable to do so by expiration of the negotiating period specified in the Deal Memo. Therefore, the parties agree that the Deal Memo and any obligations thereunder shall be deemed terminated and of no further force and effect.

          However, in consideration of Online agreeing to cause Internetstudios.com, Inc., to advance Mediachase additional funds pursuant to that certain Secured Promissory Note, dated November 12, 1999, executed by Mediachase and Internetstudios.com, Inc. Online and Mediachase agree to continue to negotiate in good faith, through January 31, 2000, the terms and conditions of any long form documents necessary to accomplish the transaction contemplated in the attached diagrams. In the event that long form agreements are not executed on or before January 31, 2000, either party shall have the right to terminate negotiations.

          Prior to January 31, 2000, Mediachase agrees not to enter into a transaction with another third party to acquire the rights or interests in ReporterTV.com or StudioBuzz.com (or negotiate for any such acquisition). Online agrees that during such period, it will not acquire (or negotiate with any third party to acquire) any projects competitive with such projects.
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          If the above accurately reflects our understanding and agreement, please so indicate by signing this letter in the space provided below.

                              Very truly yours,

                              ONLINE FILMS, LLC


                              By:  _________________________________

                              Its: _________________________________

Acknowledged and Agreed:

MEDIACHASE, LTD.


By:   ______________________________

Its:  ______________________________

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